This Agreement is among Universal Business Payment Solutions Acquisition Corporation, JP Merger Sub, LLC, JetPay, LLC, WLES, L.P. and Trent Voigt regarding that certain Agreement and Plan of Merger among them dated as of July 6, 2012, as amended (the “Merger Agreement”). Capitalized terms used herein but not defined herein shall have the meaning assigned to them in the Merger Agreement.

The parties agree and acknowledge that the “Cash Merger Consideration” shall include a promissory note from Parent to the Member in the amount of $2,331,368.68 instead of cash in that amount. The promissory note shall be in the form attached hereto as Exhibit A. The parties further agree and acknowledge that, as consideration for the modification of the Cash Merger Consideration, the Seller Agreement Parties shall have no indemnification obligations to any Parent Indemnified Parties, under Article IX of the Merger Agreement or otherwise, for any of the matters set forth on Exhibit B hereto.

The remainder of the Merger Agreement, as previously amended, shall remain unchanged by this Agreement.

Dated to be effective as of the 28th day of December 2012.

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Bipin C. Shah
Name:	Bipin C. Shah
Title:	Chief Executive Officer

JP MERGER SUB, LLC

By:	/s/ Bipin C. Shah
Name:	Bipin C. Shah
Title:	CEO and Secretary

JETPAY, LLC

By:	/s/ Trent Voigt
Name:	Trent Voigt
Title:	CEO

WLES, LP

By: Transaction Guy and the Triumphant Ones, LLC, General Partner

By:	/s/ Trent Voigt
Name:	Trent Voigt
Title:	General Partner

/s/ Trent Voigt
Trent Voigt

Exhibit A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$2,331,368.68	December 28, 2012

FOR VALUE RECEIVED, the undersigned, UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION, a Delaware corporation (the “Company”) with its principal place of business at Radnor Financial Center, Suite F-200, Radnor, PA 19087, promises to pay to the order of WLES, LP, or its registered transferees or assigns (the “Payee”), the principal sum of Two Million Three Hundred Thirty-One Thousand, Three Hundred Sixty-Eight and Sixty-Eight Hundreths Dollars ($2,331,368.68) together with simple interest on the unpaid principal balance from time to time outstanding, computed from the date of original issuance of this Promissory Note (this “Note”), at the rate of five percent (5%) per annum, on the basis of a 365-day year, until paid in full; provided, however that upon the occurrence and during the continuance of an Event of Default (as defined below), this Note will bear interest at a rate of eight percent (8%) per annum as measured from the date of the occurrence of such Event of Default. Interest only shall be payable in cash on a quarterly basis in arrears within five (5) business days of the end of each calendar quarter commencing on the completion of the first full calendar quarter following the Closing Date.

1.          Payment and Interest. Subject to earlier repayment as provided in Section 2 below, the outstanding principal amount of this Note, along with any and all accrued but unpaid interest hereunder, shall become due and payable on the earliest to occur of (i) December 31, 2017 (the “Maturity Date”), or (ii) an Event of Default (as defined in Section 2 below). All payments hereunder, whether for principal, interest or otherwise shall be made in immediately available United States funds sent to the Payee at the address set forth on the signature page hereto or such other address furnished in writing to the Company for that purpose or by wire-transfer to an account specified in writing by Payee. Interest hereunder shall accrue on the outstanding principal amount of this Note from the date hereof until the repayment in full of the principal amount hereunder and the payment of all accrued but unpaid interest hereunder. All payments received by the Payee will be applied first to costs of collection, if any, then to interest, and the balance to principal. The Company may prepay without penalty this Note in part or in whole at any time and from time to time.

2.          Event of Default. The outstanding principal and accrued interest hereunder shall, at the option of the Payee, become due and payable without notice or demand, upon the happening of any one of the following specified events (each, an “Event of Default”): (a) the Company shall fail to pay any principal or interest hereunder when due; or (b) the Company shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Code as from time to time in effect; (iii) file an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iv) have a petition filed commencing involuntary bankruptcy proceedings against the Company in any involuntary case commenced under said Title 11; (v) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) have an order entered against the Company by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) make a general assignment for the benefit of its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

5.          Security. This Note is unsecured.

6.          Suits for Enforcement. Upon the occurrence of any one or more Events of Default, the Payee may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Payee. The Payee may direct the time, method and place of conducting any proceeding for any remedy available to it. In case of any Event of Default under this Note, the Company will pay to the Payee such amount as shall be sufficient to cover the reasonable costs and expenses of such Payee due to such Event of Default or in enforcing or collecting this Note.

7.          Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party pursuant to this Note will be in writing, will reference this Note and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight courier or facsimile transmission, addressed as follows: (a) if to the Company, to Universal Business Payment Solutions Acquisition Corporation, Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor PA 19087, Attention: Chief Executive Officer, with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention: James A. Lebovitz, Facsimile (215) 994-22220 and (b) if to the Payee, at the address set forth on the signature page hereto, or at such other address or addresses as shall have been furnished in writing by such party to the Company. Each notice or other communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the fax confirmation sheet or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

8.          General. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right. To the extent permitted by law, the Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Payee with respect to the time of payment. This Note may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Payee. If any provision of this Note shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Note shall not be affected thereby. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note. This Note shall be binding upon and inure to the benefit of Payee and its successors and assigns. This Note and the rights and obligations herein may not be assigned by the Payee, except to fund entities affiliated with Payee or in the case of an individual Payee to an entity wholly-owned by such individual Payee, without the prior written consent of the Company.

9.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the day and year first above written.

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

By:	/s/ Bipin C. Shah
Name:	Bipin C. Shah
Title:	Chief Executive Officer

WLES, LP

By:	/s/ Trent Voigt
Name:	/s/ Trent Voigt
Title:

SIGNATURE PAGE TO UNSECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

Claims brought by:

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M&A Ventures

Pinnacle Processing Group